      As filed with the Securities and Exchange Commission on June 30, 1998
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           AMERICA SERVICE GROUP INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            51-0332317
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                          105 WESTPARK DRIVE, SUITE 300
                           BRENTWOOD, TENNESSEE 37027
   (Address, including zip code, of registrant's principal executive offices)

                           AMERICA SERVICE GROUP INC.
                    AMENDED AND RESTATED INCENTIVE STOCK PLAN
                              (Full title of plan)

                             MICHAEL CATALANO, ESQ.
                          105 WESTPARK DRIVE, SUITE 300
                           BRENTWOOD, TENNESSEE 37027
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:

                            PHILIP A. THEODORE, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                                    Proposed           Proposed
                                                                    Maximum            Maximum          Amount of
                                                  Amount to    Offering Price Per     Aggregate       Registration
Title of Securities to be Registered            be Registered       Share(1)      Offering Price(1)        Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.........    300,000           $12.32           $3,696,000        $1,090.32
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock on June 26, 1998 as reported by the Nasdaq National
       Market

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       The contents of the Registration Statement on Form S-8 (Registration No. 33-48231) filed by America Service Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 29, 1992 to register common stock to be issued pursuant to the Company's Amended Incentive Stock Plan (the "Incentive Stock Plan"), the Registration Statement on Form S-8 (Registration No. 333-4903) filed by the Company with the Commission on May 31, 1996 to register an additional 275,000 shares of common stock to be issued pursuant to the Incentive Stock Plan and the Registration Statement on Form S-8 (Registration No. 333-26905) filed by the Company with the Commission on May 9, 1997 to register an additional 107,500 shares of common stock to be issued pursuant to the Incentive Stock Plan are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Incentive Stock Plan by 300,000 shares.


Item 3.    Incorporation of Certain Documents by Reference.

       The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

       (a)The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998;

       (b)All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; and

       (c)The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A dated November 18, 1991

       All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 8.             Exhibits.


Exhibit             Description
-------             -----------
5.1                 Opinion of King & Spalding regarding legality of shares
                    being registered.

23.1                Consent of Ernst & Young LLP, Independent Auditors

23.2                Consent of Price Waterhouse LLP, Independent Accountants

23.3                Consent of King & Spalding (included in Exhibit 5.1).

24.1                Power of Attorney (included on signature page).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 30th day of June, 1998.

                                   America Service Group Inc.


                                   By: /s/ Scott L. Mercy
                                       -----------------------------------------
                                       Scott L. Mercy, Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott L. Mercy and Michael Catalano and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


Signature                                         Title                             Date
---------                                         -----                             ----
 /s/ Scott L. Mercy                               President, Chief Executive        June 30, 1998
----------------------------                      Officer and Director
Scott L. Mercy                                    (Principal Executive Officer)



 /s/ Bruce A. Teal                                Senior Vice President and         June 30, 1998
----------------------------                      Chief Financial Officer
Bruce A. Teal                                     (Principal Financial and
                                                  Accounting Officer)


 /s/ Thomas F. Bogan                              Director                          June 30, 1998
----------------------------
Thomas F. Bogan


 /s/ Jack O. Bovender, Jr.                        Director                          June 30, 1998
----------------------------
Jack O. Bovender, Jr.


 /s/ William D. Eberle                            Director                          June 30, 1998
----------------------------
William D. Eberle


 /s/ John W. Gildea                               Director                          June 30, 1998
----------------------------
John W. Gildea


 /s/ Carol R. Goldberg                            Director                          June 30, 1998
----------------------------
Carol R. Goldberg

                                  EXHIBIT INDEX


Exhibit              Description
-------              -----------
5.1                  Opinion of King & Spalding regarding legality of shares
                     being registered.

23.1                 Consent of Ernst & Young LLP, Independent Auditors

23.2                 Consent of Price Waterhouse LLP, Independent Accountants

23.3                 Consent of King & Spalding (included in Exhibit 5.1).

24.1                 Power of Attorney (included on signature page).